Exhibit 5.15

CONSENT OF EXPERT

I, Raul Contreras, MAusIMM, Senior Consultant, Resource Estimation of Metalica Consultores S.A., hereby consent to the inclusion and incorporation by reference in this registration statement on Form F-10 of Yamana Gold Inc., including any amendments thereto and any documents incorporated by reference therein (the “Registration Statement”) of references to and information derived from the mineral reserve estimates for the Chapada Mine as at December 31, 2010 and the report entitled “Chapada Mine and Suruca Project, Goias State, Brazil, Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators” dated March 7, 2011 (collectively, the “Incorporated Information”).

I do also hereby consent to the reference to my name and to my involvement in the preparation of the Incorporated Information in this Registration Statement.

METALICA CONSULTORES S.A.

By:	/s/ Raul Contreras
Name:	Raul Contreras
Title:	Senior Consultant, Resource Estimation

Date: April 25, 2011